Exhibit 10.35

  AIR COMMERCIAL REAL ESTATE ASSOCIATION

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE – NET

(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1. Basic Provisions (“Basic Provisions”).

1.1 Parties: This Lease (“Lease”), dated for reference purposes only January 4, 2010 is made by and between Blackmore Rutherford Investment, a California Limited Partnership (“Lessor”) and Genoptix, Inc., a Delaware Corporation (“Lessee”), (collectively the “Parties,” or individually a “Party”)

1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 2105 Rutherford Rd, Carlsbad located in the County of San Diego, State of California, and generally described as (describe briefly the nature of the property and, if applicable, the “Project”, if the property is located within a Project) the approximate 33,200 square foot free-standing, single tenant concrete tilt-up R&D/Industrial building situated on 2.16 acres of land, including 99 on-site parking spaces (see Addendum Paragraph 50) (“Premises”). (See also Paragraph 2)

1.3 Term: Approximately Five (5) years and Zero months (“Original Term”) commencing January 4, 2010 (“Commencement Date”) and ending December 31, 2014 (“Expiration Date”). (See also Paragraph 3)

1.4 Early Possession: Upon full execution of lease and Lessor’s receipt of first month’s rent and security deposit (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)

1.5 Base Rent: $32,000.00 per month (“Base Rent”), payable on the first day of each month commencing May 1, 2010. (See also Paragraph 4)

☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $32,000.00 for the period May 1 - 31, 2010.

(b) Security Deposit: $50,000.00 (“Security Deposit”). (See also Paragraph 5)

(c) Association Fees: $                         ~~for the period~~ included in Operating Expense fee.

(d) Other: $ Estimated Operating ~~for~~ Expenses $6,937.00 (May 1 - 31, 2010) due on May 1, 2010.

(e) Total Due Upon Execution of this Lease: $82,000.00.

1.7 Agreed Use: General office uses and any other legal related uses permitted under all applicable laws and zoning. (See also Paragraph 6)

1.8 Insuring Party: Lessor is the “Insuring Party” unless otherwise stated herein. (See also Paragraph 8)

1.9 Real Estate Brokers: (See also Paragraph 15)

~~(a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):~~

~~☐                                                                                                                    represents Lessor exclusively (“Lessor’s Broker”);~~

~~☐                                                                                                                    represents Lessee exclusively (“Lessee’s Broker”); or~~

~~☐                                                                                                                    represents both Lessor and Lessee (“Dual Agency”).~~

~~(b) Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Broker the fee agreed to in their separate written agreement (or if there is no such agreement, the sum of                          or         % of the total Base Rent) for the brokerage services rendered by the Brokers.~~

1.10 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by N/A (“Guarantor”). (See also Paragraph 37)

1.11 Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☑ an Addendum consisting of Paragraphs 49 through 68;

☐ a plot plan depicting the Premises;

☐ a current set of the Rules and Regulations;

☑ a ~~Work Letter~~; Tenant Improvement Agreement:

☑ other (specify): Exhibits A – D of the Addendum.

2. Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and

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upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. ~~Note: Lessee is advised to verify the actual size prior to executing this Lease.~~

2.2 Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the “Building”) shall be free of material defects, and that the Premises do not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with said warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Building. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense.

2.3 Compliance. Lessor warrants that to the best of its knowledge the improvements on the Premises comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) that were in effect at the time that each improvement, or portion thereof, was constructed. Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 50), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and an amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date that on which the Base Rent is due, an amount equal to 144th of the portion of such costs reasonably attributable to the Premises. Lessee shall pay interest on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. ~~If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis. Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.~~

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not, however, have any right to terminate this Lease.

2.4 Acknowledgements. Lessee acknowledges that: (a) It has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 ~~Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.~~

3. Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

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3.2. Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect the Expiration Date.

3.3. Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4. Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4. Rent.

4.1. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2. Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, ~~Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and~~ Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.

4.3. Association Fees. In addition to the Base Rent, Lessee shall pay to Lessor each month an amount equal to any owner’s association or condominium fees levied or assessed against the Premises. Said monies shall be paid at the same time and in the same manner as the Base Rent.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 90 60 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6. Use.

6.1. Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

6.2. Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product,

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substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Lessee). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which existed on the Premises prior to Lessee’s occupancy or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee’s occupancy, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g) Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the such Requirements, without regard to whether such Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s

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compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4 Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of a written request therefor.

7. Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1 Lessee’s Obligations.

(a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior but not the structural components of the exterior walls), ~~foundations~~, ceilings, roofs (except the structural components), roof drainage systems, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

(b) Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, and (vi) clarifiers, ~~and (vii) basic utility feed to the perimeter of the Building~~. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c) Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

(d) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of ~~50% of the cost of replacing such item~~ $25,000 per occurrence, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease and any exercised Option Period, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay Interest on the unamortized balance but may prepay its obligation at any time.

7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee Notwithstanding the foregoing, Lessor shall, at lessor’s sole expense, maintain in good order and condition the foundations, structural portions of exterior walls and the structural components of the roof of the Premises. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed ~~a sum equal to 3 month’s Base Rent~~ $25,000 in the aggregate or ~~a sum equal to one month’s Base Rent~~ $5,000 in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a

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precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. ~~For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.~~

(c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4 Ownership; Removal; Surrender; and Restoration.

(a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) Removal. ~~By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease,~~ Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Provided that Lessor indicates such removal will be required concurrently with its consent to the Lessee Owned Alterations or Utility Installations Failure to indicate whether removal is required at the time of consent shall be deemed Lessor’s election to required removal. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises, or if applicable, the Premises) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The cost associated with the removal or disposal of any abandoned personal property shall be deducted from Lessee’s Security Deposit. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8. Insurance; Indemnity.

8.1 Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within 10 days following receipt of an invoice.

8.2 Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 Property Insurance - Building, Improvements and Rental Value.

(a) Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alterations and

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Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

(b) Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount in the event of such loss.

(c) Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

8.4 Lessee’s Property; Business Interruption Insurance.

(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

(b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state wherein the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A-, VI, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. Lessee shall provide Lessor written notice no later than 5 business days following Lessee’s receipt of any cancellation or modification of any insurance policy and shall deliver copies of any written communication from the insurance company in connection with such cancellation or modification. ~~No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor.~~ Lessee shall, at least ~~10~~ 30 days following ~~prior to~~ the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity. Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8 Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9 Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to

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maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9. Damage or Destruction.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total. Notwithstanding the foregoing, Premises Partial Damage shall not include damage to windows, doors, and/or other similar items which Lessee has the responsibility to repair or replace pursuant to the provisions of Paragraph 7.1.

(b) “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises which requires repair, remediation, or restoration.

9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; ~~provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose~~. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee’s responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6 Abatement of Rent; Lessee’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for

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which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, ~~but not to exceed the proceeds received from the Rental Value insurance~~. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

10. Real Property Taxes.

10.1 Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

10.2 Payment of Taxes. In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Taxes ~~installment due at least 20 days prior to the applicable delinquency date~~ as part of the monthly Operating Expenses in Paragraph 54 hereof. If any such installment shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee’s share of such installment shall be prorated. ~~In the event Lessee incurs a late charge on any Rent payment, Lessor may estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent~~. Such monthly payments shall be an amount equal to the amount of the estimated ~~installment of~~ annual taxes divided by ~~the number of~~ 12 months ~~remaining before the month in which said installment becomes delinquent~~. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sum as is necessary. Advance payments may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any such advance payments may be treated by Lessor as an additional Security Deposit.

10.3 Joint Assessment. If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.

10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11. Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or billed to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered or billed. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12. Assignment and Subletting.

12.1 Lessor’s Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent.

(b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

~~(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.~~

(d) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or

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a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

(e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g) Notwithstanding the foregoing, allowing a de minimis portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1,500 $500 as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g) Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

(f) Notwithstanding anything contained in Paragraph 7.3 and 12 of this lease, if a sublessee desires to modify the Premises including, without limitation, any modifications to demise the Premises to accommodate a subtenant, Lessee will deposit with Lessor adequate funds (in the form of cash or a irrevocable letter of credit in form and from a financial institution approved by Lessor in its sole discretion) to restore the Premises to its original condition upon lease termination prior to Lessor’s approval of said Sublease.

13. Default; Breach; Remedies.

13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) ~~The abandonment of the Premises; or~~ the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

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(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 5 business days following written notice to Lessee. The acceptance by Lessor of a partial payment of rent or security deposit shall not constitute a waiver of any of Lessor’s rights, including Lessor’s right to recover possession of the Premises.

(c) The failure of Lessee to allow Lessor and/or its agents access to the Premises, subject to Section 32 below, or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 business days following written notice to Lessee.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 60 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

~~(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.~~

(h) If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

~~13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions,” shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no~~

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 ~~further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance~~.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 10 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. ~~In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance~~.

13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 Breach by Lessor.

(a) ~~Notice of Breach~~. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

~~(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided, however, that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to seek reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor~~.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the Building, or more than 25% of that portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. No reduction in Base Rent shall occur if the only portion of the Premises taken is land on which there is no building Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. Brokerage Fees.

15.1 ~~Additional Commission. in addition to the payments owed pursuant to Paragraph 1.9 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee or anyone affiliated with Lessee acquires any rights to the Premises or other premises owned by Lessor and located within the same Project, if any, within which the Premises is located, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the schedule of the Brokers in effect at the time of the execution of this lease.~~

~~15.2 Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.9, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue Interest. In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker for the limited purpose of collecting any brokerage fee owed~~.

15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder

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or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16. Estoppel Certificates.

(a) Each Party (as “Responding Party”) shall within 10 business days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 business day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23. Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers.

(a) No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease

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requiring such consent.

(b) The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

(c) THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

~~25. Disclosures Regarding The Nature of a Real Estate Agency Relationship~~.

~~(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows~~:

~~(i) Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above~~.

~~(ii) Lessee’s Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above~~.

~~(iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. b. Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional~~.

~~(b) Brokers have no responsibility with respect to any default or breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and that the liability (including court costs and attorneys’ fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker~~.

~~(c) Lessor and Lessee agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential~~.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee or Lessee’s Sublessee, as approved by Lessor in accordance with Paragraph 12 hereof holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any

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Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Devise to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. ~~Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement~~.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Except for ordinary “for sublease” signs, provided said sign is in compliance with the CC&R’s of the Carlsbad Research Center and any necessary city sign permit has been obtained. Lessee shall not place any sign upon the Premises without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

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37. Guarantor.

37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.

37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Options. If Lessee is granted an Option, as defined below, then the following provisions shall apply:

39.1 Definition. “Option” shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4 Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option. (v) If Lessee has been delinquent in paying Base Rent more than 6 times during the lease term.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, ~~(i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof),~~ or (ii) if Lessee commits a Breach of this Lease.

40. Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by and conform to all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessee also agrees to pay its fair share of common expenses incurred in connection with such rules and regulations.

41. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” with 6 months shall be deemed to have waived its right to protest such payment.

44. Authority; Multiple Parties; Execution.

(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b) If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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45. Conflict. Any conflict between the printed provisions of this Lease and typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

49. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease  ☐ is  ☑ is not attached to this Lease.

50. Americans with Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:	Carlsbad, CA.	Executed at:	1811 Aston Avenue Carlsbad, CA 92008
On:	1/5/10	On:	1/4/10

By LESSOR:		By LESSEE:
Blackmore Rutherford Investment, a		Genoptix, Inc., a Delaware Corporation
California Limited Partnership

By:	/s/ Allen Joseph Blackmore	By:	/s/ Tina S. Nova
Name Printed:	Allen Joseph Blackmore, Trustee of the Blackmore Family Trust, restated 1995	Name Printed:	Tina S. Nova, Ph.D.
Title:	General Partner	Title:	President and CEO

By:		By:	/s/ Christian V. Kuhlen
Name Printed:		Name Printed:	Christian V. Kuhlen, M.D. Esq.
Title:		Title:	VP, General Counsel
Address:	Mail: P.O. Box 1810, Rancho Santa Fe, CA 92067. Physical: 1811 Aston Ave, Suite 102, Carlsbad, CA 92008	Address:	1811 Aston Avenue Carlsbad, CA 92008
Telephone:	(760) 804-9600	Telephone:	(760) 268-6200
Facsimile:	(760) 804-9607	Facsimile:	(760) 268-6245
Federal ID No.		Federal ID No.	33-0840570

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~~BROKER:~~	~~BROKER:~~

~~Attn:~~	~~Attn:~~
~~Title:~~	~~Title:~~
~~Address:~~	~~Address:~~
~~Telephone:(___)~~	~~Telephone:(___)~~
~~Facsimile:(___)~~	~~Facsimile:(___)~~
~~Federal ID No.~~	~~Federal ID No.~~

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

© Copyright 2001 - By AIR Commercial Real Estate Association. All rights reserved.

No part of these works may be reproduced in any form without permission in writing.

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ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE – NET

BY AND BETWEEN

BLACKMORE RUTHERFORD INVESTMENT, A CALIFORNIA LIMITED PARTNERSHIP, LESSOR

AND

GENOPTIX, INC., A DELAWARE CORPORATION, LESSEE

DATED JANUARY 4, 2010

This Addendum to Standard Industrial/Commercial Single-Tenant Lease – Net dated as of January 4, 2010, is attached to and made a part of that certain Standard Industrial/Commercial Single-Tenant Lease – Net dated January 4, 2010 (the “Lease”) by and between Blackmore Rutherford Investment, a California limited partnership (“Lessor”), and Genoptix, Inc., a Delaware Corporation (“Lessee”). In the event of any express or implied inconsistency between the provisions of this Addendum and the Lease, the provisions of this Addendum shall control. Initially capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Lease.

49. RENT ABATEMENT: Lessor acknowledges receipt from Lessee of the sum of $32,000.00 as specified in Section 1.5 of the Lease, for prepaid Base Rent for the specified time frame of May 1-31, 2010 pursuant to Section 1.6(a). Lessee’s occupancy of the Premises shall be subject to all of the terms and conditions of the Lease with the exception that the monthly Base Rent and all operating expenses (including costs of Lessor’s insurance under Section 8.1 and Real Property Taxes), shall be abated for the period of the Commencement Date through April 30, 2010.

50. PARKING: Lessee shall have the exclusive use of the parking lot adjacent to the Premises. Said parking areas of the property shall be used for parking of automobiles, and the loading and unloading of trucks only. The use by Lessee of those areas for storage of materials (including pallets) is expressly prohibited. All such materials shall be stored within the Premises.

The site currently has 99 onsite parking spaces but can accommodate 102 onsite parking spaces. The previous tenant installed two (2) roll up doors which eliminated three (3) parking spaces. As Lessee intends to remove the roll up doors and install a glass storefront system, the three (3) previously eliminated parking spaces may be recaptured during the tenant improvement construction phase.

51. BASE RENT INCREASES:

On May 1, 2011, the monthly base rent shall be increased to $33,000.00 per month plus Operating Expenses (as defined below);

On May 1, 2012, the monthly base rent shall be increased to $34,000.00 per month plus Operating Expenses;

On May 1, 2013, the monthly base rent shall be increased to $35,000.00 per month plus Operating Expenses;

On May 1, 2014, the monthly base rent shall be increased to $36,000.00 per month plus Operating Expenses.

52. CONDITION OF BUILDING: Lessee agrees to accept the Premises in its current ‘as is’ condition. Subject to Sections 2.2 and 2.3 of the Lease, Lessor will not be obligated to make any modifications, upgrades or repairs to the subject property. To the extent that any system replacement or repair of any key component to the system of the Building (as defined below) is required to be made within nine (9) months of the Commencement Date, or Lessor receives notice within such nine (9) month period that any such replacements or repairs are required, such repair or replacement shall be paid for solely by Lessor, up to the sum of $7,500.00, and shall not be charged to Lessee as Building Operating Expenses provided such repair or replacement is not occasioned by Lessee’s negligence or abuse.

53. SIGNAGE: Lessee shall have the right to place its business identification sign(s) at the Premises either on the exterior of the Building or on a monument to be constructed and installed by Lessee at Lessee’s sole cost and expenses, subject to Lessor’s approval, which shall not be unreasonably withheld, conditioned or delayed, provided such sign(s) is/are in compliance with all applicable laws and recorded covenants including the Carlsbad Research Center Design Guidelines and City of Carlsbad permit requirements. Lessor shall provide Lessee with a copy of all such covenants and guidelines.

54. OPERATING EXPENSES: “Operating Expenses” means all actual, out-of-pocket costs and expenses incurred in the operation and management of the Premises, but excluding any costs incurred by Lessor in the performance of its obligations under Paragraph 7.2. Notwithstanding anything to the contrary contained in this Lease, although Lessee is responsible for the cost of the Operating Expenses, Lessor shall contract directly with the following providers on behalf of Lessee for necessary Building services including those detailed below, but Lessor shall not charge Lessee any amounts beyond the actual cost incurred by Lessor. In addition to the monthly Base Rent, Lessee shall reimburse Lessor for the cost incurred by Lessor in causing the following services to be performed on Lessee’s behalf:

a)	Property Taxes: Estimated to be $27,000.00 per year, subject to increase;

b)	Property Insurance: Estimated to be $6,500.00 per year, subject to increase;

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c)

Landscape Maintenance: Notwithstanding anything to the contrary contained in Paragraph 7 of this Lease, it is understood by the parties hereto that Lessor shall maintain the landscaping for the Building at Lessee’s expense. Lessor shall employ a landscaping contractor to maintain the landscaping to include fertilizing, changing of annual colored flowers at entrance, tree trimming and replacing of dead plants for the Building, and Lessee shall reimburse Lessor monthly in addition to rent for such maintenance. Such maintenance is currently $590.00 per month, subject to increase.

d)

CRC Common Area Maintenance Fees: Notwithstanding anything to the contrary contained in Paragraph 7 of this Lease, it is understood by the parties hereto that there exists a monthly common area maintenance fee charged by Carlsbad Research Center (CRC). Said maintenance for the Building is currently $438.86 per month, subject to increase.

e)

HVAC Maintenance: Notwithstanding anything to the contrary contained in Paragraph 7 of this Lease, Lessor shall procure and maintain, at Lessee’s expense, an air conditioning system maintenance contract, providing for quarterly service. Such maintenance is approximately $246.00 per quarter, subject to increase.

f)

Water: Lessee acknowledges that the Building is equipped with three (3) water meters (Building, Landscape and Fire Sprinkler). Lessor shall maintain the three water meter accounts in its name and Lessee shall reimburse Lessor for the cost thereof.

g)

Fire Sprinkler Testing and Certification: It is understood by the parties hereto that the Building is equipped with an automatic fire sprinkler system, which according to state law, must be serviced and inspected quarterly and certified every five (5) years. Notwithstanding anything to the contrary contained in Paragraph 7 of this lease, Lessor shall procure and maintain a fire sprinkler maintenance contract providing for the required quarterly inspections and service and five (5) year certifications. Lessee shall reimburse Lessor for these services,

h)

Roof Inspections: Notwithstanding anything to the contrary contained in Paragraph 7 of this Lease, Lessor shall procure and maintain, at Lessee’s expense, a roof inspection contract, providing for bi-annual inspections of the roof. Such inspection is currently $75.00 per inspection, subject to increase.

i)

Exposed Architectural Concrete Sealer Maintenance: It is understood by the parties hereto that the architectural concrete paving areas located al the front entrance of the Premises have been treated with a clear concrete sealer. Said sealer must be reapplied annually (unless Lessor and Lessee mutually decide it is not necessary at that time) in order to protect these areas from deterioration. Lessor shall use its good faith efforts to determine when it is appropriate to have the sealer reapplied to these areas and Lessee shall reimburse Lessor.

j)

Backflow Maintenance: Each water meter is equipped with a backflow maintenance device that must be tested annually to prevent any water from flowing back into the public water supply. The annual backflow maintenance testing is currently $300.00, subject to increase.

k)

Window Washing: It is understood by the parties hereto that Lessor shall procure and maintain a contract providing for interior and exterior window washing on a quarterly basis and Lessee shall reimburse Lessor monthly in addition to rent for such maintenance. Such maintenance is estimated to be $1,960.00 per year, subject to increase.

l)	Fire Sprinkler Alarm Phone Lines: The automatic fire sprinkler alarm system must be monitored at all times via telephone connection to the central station.

m)

Management Fee: It is understood by the parties hereto that Lessor shall charge a maximum of two percent (2%) of the annual base rent for the management fees. The cost of the management fees for the first year of the lease term is estimated to be $7,680.00 subject to increase.

55. ESTIMATED OPERATING EXPENSE REIMBURSEMENT; LESSOR’S STATEMENT: Lessee shall pay to Lessor, on the first day of each calendar month of the Lease Term, an amount reasonably estimated (“Estimated Operating Expenses”) by Lessor to be the monthly amount of Operating Expenses, Real Property Taxes, insurance premiums and deductibles allocable to the Premises that are payable to Lessor pursuant to the provisions of this Lease. Lessor may adjust the Estimated Operating Expenses by providing no less than thirty (30) days prior written notice to Lessee of the changed Estimated Operating Expenses. Within one hundred twenty (120) days following the end of each calendar year, Lessor shall furnish Lessee a statement of the actual expenses incurred by Lessor during the previous calendar year and the payments made by Lessee for that preceding calendar year. This statement of actual expense reimbursements is referred to as the “Lessor’s Statement.” If Lessee’s payments are less than the amount of the actual expenses, Lessee shall pay Lessor the deficiency within thirty (30) days after delivery of Lessor’s Statement. If Lessee’s payments exceed the actual expenses, Lessor shall offset Lessee’s excess payment against Rent next thereafter payable to Lessor; provided, however, if the Lease Term shall have expired, Lessor shall refund Lessee’s excess payment within thirty (30) days of delivery of Lessor’s Statement. For up to sixty (60) days following delivery of Lessor’s Statement, Lessee shall have the right (on not less than ten (10) days prior written notice to Lessor) to audit financial records of lessor related to expense reimbursements to verify expense reimbursements covered by the most recent of Lessor’s Statement. Any audit shall be conducted during normal business hours at Lessor’s office, or any other location reasonably designated by Lessor, and shall be conducted by a certified public accounting firm reasonably approved by Lessor, provided it is not retained on a contingency or percentage of recovery basis. Lessee must make any claim to Lessor for an adjustment to the Lessor’s Statement within thirty (30) days of any audit of Lessor’s Statement performed by Lessee.

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56. EXCLUSIONS FROM OPERATING EXPENSES:

(a) Notwithstanding anything to the contrary in the Lease, Operating Expenses and Real Property Taxes shall not include the following:

(i) Any ground lease rental;

(ii) Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a Capital Expenditure which is specifically excluded in Section 2.3 of the Lease (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services);

(iii) Costs incurred by Lessor for the repair of damage to the Building, to the extent that Lessor is reimbursed by insurance proceeds;

(iv) Depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Lessor to enable Lessor to supply services Lessor might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services.

(v) Marketing costs including, without limitation, leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with prospective tenants;

(vi) Overhead and profit increment paid to Lessor or to subsidiaries or affiliates of Lessor for goods and/or services in or to the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(vii) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Project;

(viii) Lessor’s general corporate overhead and general and administrative expenses;

(ix) Advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building;

(x) Costs to bring the exterior of the Premises (parking lot and pathway to the entrance to the Premises) into compliance with the Americans With Disabilities Act, but only to the extent that such work (including planning construction) is supervised and contracted by Lessor (i.e. Lessee will not receive a reimbursement) and only to the extent it is performed in conjunction with Lessee’s initial improvements of the Premises as described on Exhibit C;

(xi) Costs arising from latent defects in the foundation, structural portions of exterior walls and structural portions of the roof;

(xii) Costs (including all attorneys fees and costs of settlement, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes concerning the Premises that either occurred prior to the Commencement Date or that do not in any way involve Lessee’s use or occupancy of the Premises (this exclusion is not meant to modify the provisions of subparagraph 8.7).

(xiii) Tax penalties incurred as a result of Lessor’s negligence, inability or unwillingness to make payments and/or file any tax or information returns when due;

(xiv) Costs for which Lessor has been compensated by a management fee and any management fees in excess of those management ‘fees which are normally and customarily charged by comparable landlords of comparable buildings in the vicinity of the Building;

(xv) Costs arising from the negligence or fault of Lessor or its agents, or any vendors, contractors, or providers or materials or services selected, hired or engaged by Lessor or its agents;

(xiii) Costs arising from Lessor’s charitable or political contributions; Costs for sculpture, paintings or other objects of art;

(xiv) Costs associated with the operation of the business of the partnership or entity which constitutes Lessor as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the action of Lessee may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Lessor’s interest in the Building, costs of any disputes between Lessor and its employees (if any) not engaged in Building operation, disputes of Lessor with Building management;

(xv) Any “finders fees”, brokerage commissions, job placement costs or job advertising cost, other than with respect to a receptionist or secretary in the Building office, once per year;

(xvi) The cost of any magazine, newspaper, trade or other subscriptions;

(xvii) The cost of any training or incentive programs, other than for tenant life safety information services;

(xviii) The cost of any “tenant relations” parties, events or promotion not consented to by an authorized representative of Lessee in writing;

(xix) “In-house” legal and/or accounting fees in excess of the management fees.

57. REASONABLE EXPENDITURES: Any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred and shall be substantiated by documentary evidence available for inspection and review by the other party or its representatives by appointment during normal business hours.

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58. FIRE SPRINKLER ALARM MAINTENANCE/MONITORING: Notwithstanding anything to the contrary contained in Paragraph 7 of this Lease, it is understood by the parties hereto that the Building is equipped with a fire sprinkler alarm system for which Lessee shall be responsible. Effective upon the commencement date of the lease, Lessor’s existing fire sprinkler alarm monitoring contract shall be transferred into Lessee’s name and Lessor shall not be responsible for maintenance or repair of the fire sprinkler alarm system equipment.

59. ELECTRICAL, GAS AND PHONE SERVICES: It is understood by the parties hereto that Lessee shall contract directly with the appropriate vendors for electrical, gas and phone services to the building and said costs shall be paid directly by Lessee. These costs shall not be included in the Operating Expenses.

60. JANITORIAL SERVICES: It is understood by the parties hereto that Lessee shall contract directly with an appropriate vendor for janitorial services for the Premises and will engage in a scope of services necessary to maintain the facility in a first class condition. These costs shall be paid directly by Lessee and shall not be included in the Operating Expenses.

61. FIRE DEPARTMENT KNOX BOX: Lessor has contacted the fire department to have a current key to the facility placed into the knox box at the front entrance to the building to ensure that the fire department can gain access to the Premises without excessive damage in the event of an after-hours emergency. If at any time Lessee changes the locks to the Premises, Lessee will be responsible for contacting the fire department to arrange to have the key in the knox box replaced.

62. PERMITTED TRANSFER: Notwithstanding anything to the contrary contained in the Lease (including Section 12 thereof), Lessee may assign the Lease or sublease all of the Premises without Lessor’s consent, but with ten (10) days advance written notice to (each, a “Permitted Transferee”): (i) any corporation, partnership or other business entity that controls, is controlled by, or is under common control with Lessee, (ii) any corporation, partnership or other business entity resulting from a merger or consolidation with Lessee, or (iii) to any entity which acquires substantially all of Lessee’s assets or capital stock. In no event shall any public offering of stock of Lessee on a national stock exchange constitute a transfer requiring Lessor’s consent pursuant to Article 12 of the Lease. The provisions of Section 12.1(c) are hereby deleted from the Lease.

63. OPTION TO EXTEND: Provided that Lessee is not in default under any of the terms, covenants and conditions of the Lease, Lessor hereby grants to Lessee, subject to the conditions hereinafter set forth, one (1), five (5) year option to extend the term of this Lease. The option shall be on such terms and conditions as this Lease, except for Base Rent, which shall be adjusted as set forth below. This grant of an option shall be of no force and effect unless Lessee gives Lessor written notification of Lessee’s intent to exercise the option no later than July 1, 2014. The monthly base rent payable for said option period shall be as follows:

January 1, 2015 through April 30, 2015 – $36,000.00 per month;

May 1, 2015 through April 30, 2016 – $ 37,000.00 per month;

May 1, 2016 through April 30, 2017 – $ 38,000.00 per month;

May 1, 2017 through April 30, 2018 – $ 39,000.00 per month;

May 1, 2018 through April 30, 2019 – $ 40,500.00 per month;

May 1, 2019 through December 31, 2019 – $41,500.00 per month.

64. ALTERATIONS; FIXTURES: Notwithstanding any provision in the Lease to the contrary, including Section 1.2 (a) of the Lease, Lessee shall have the right to, at Lessee’s sole cost and expense (subject to the requirements of Sections 7.3 and 7.4 of the Lease applicable to Alterations), install and maintain (i) a “key card” security system in the Building for purposes of protecting the Premises against unauthorized access, and (ii) telephone, data and IT cabling in the Premises. Further notwithstanding any provision in the Lease to the contrary, all personal property, equipment, trade fixtures and furniture, including without limitation, fume hoods and generators, shall at all times remain the personal property of Tenant, and Tenant shall have the right to remove same at the expiration of the Lease, provided that Tenant repairs any damage caused by such removal at Tenant’s expense.

65. INSTALLATION OF STOP SIGNS: Lessor and Lessee shall cooperate in efforts to obtain approval from the City of Carlsbad (“City”) to install two (2) stop signs at the intersection of Rutherford Road and Aston Avenue (“Stop Signs”) in compliance with all applicable laws, rules and regulations. Within five (5) business days after Lessee provides Lessor with notice that it wishes to proceed, Lessor shall submit to the City a written application for approval to install the Stop Signs, and following the submission of such application, shall diligently pursue same to completion. All costs of installation and of City approval of the Stop Signs, including application fees, shall be paid by Lessee. Lessee shall reimburse Lessor for all out- of-pocket costs incurred by Lessor in connection with the Stop Signs promptly following Lessee’s receipt of an invoice therefor. The Stop Signs shall not be removed, nor shall Lessee have any obligation to cause the Stop Signs to be removed, at the expiration of the Term of the Lease, Lessor makes no

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representation or warranty regarding whether or not the City will approve and allow installation of the Stop Signs.

66. NON-DISTURBANCE: Lessee has reviewed and approved the Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) in the form attached hereto as Exhibit D. Lessee shall execute the SNDA simultaneously with the execution of this Lease. Immediately following receipt of the SNDA executed by Lessee, Lessor shall exercise commercially reasonable efforts to obtain and deliver to Lessee the SNDA executed by Lessor’s lender in a form reasonably similar to Exhibit D. If Lessor is unable to deliver the SNDA executed by Lessor’s lender in substantially the same form as the attached Exhibit D on or before forty five (45) days following Lessee’s delivery of the executed SNDA to Lessor, then Lessor, at Lessor’s sole discretion, shall take one of the following actions:

a) Payoff the outstanding balance of the loan secured by the deed of trust on the Premises on or before seventy five (75) days after Lessee delivers the executed SNDA to Lessor and provide evidence of such payoff and release of deed of trust to Lessee; or

b) Provide Lessee with an abatement of one (1) day of Base Rent for every 2 days following the forty five (45) day period after Lessee’s delivery of the fully executed SNDA to Lessor through the date that Lessor obtains the SNDA executed by Lender.

67. EXHIBITS: The following exhibits are attached hereto and made a part hereof:

Exhibit A – Building Site Plan;

Exhibit B – Landlord Waiver and Consent Form;

Exhibit C – Tenant Improvement Agreement; and

Exhibit D – Form of SNDA

68. ENTIRE AGREEMENT; COUNTERPARTS: There are no oral agreements between the parties hereto affecting this Addendum and the Lease (collectively herein, the “Lease”), and the Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Lessor to Lessee with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Addendum may be executed in counterparts, which, when taken together, shall constitute a single document.

IN WITNESS WHEREOF, Lessor and Lessee have entered into this Addendum as of the date first written above.

LESSOR:		LESSEE:

BLACKMORE RUTHERFORD INVESTMENT, A CALIFORNIA LIMITED PARTNERSHIP		GENOPTIX, INC., A DELAWARE CORPORATION

By:	/s/ Allen Joseph Blackmore	By:	/s/ Tina S. Nova
	Allen Joseph Blackmore, Trustee		Tina S. Nova, Ph.D.
	of the Blackmore Family Trust	Its:	President and CEO
	Restated 1995, General Partner		(title of officer)

Date:	1/5/10	Date:	1/4/10

		By:	/s/ Christian V. Kuhlen
Christian V. Kuhlen, MD, Esq.

		Its:	VP, General Counsel
(title of officer)

		Date:	1/4/10

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EXHIBIT A
2105 RUTHERFORD ROAD, CARLSBAD

Second Floor
Aston Avenue
Rutherford Road
Interior Truck Well
Pacific Ocean
5
N
El Camino Real
Cannon Road
Faraday Avenue
Aston Ave
College Boulevard
Rutherford Road
Palomar Airport Road

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EXHIBIT B

LANDLORD’S WAIVER AND CONSENT

(OWNER)

THIS LANDLORD’S WAIVER AND CONSENT is made by Blackmore Rutherford Investment, a California Limited Partnership (“Owner”) whose address is P.O. Box 1810, Rancho Santa Fe, California 92067 in favor of                      (hereinafter referred to as “Lender”) with an address of                                  and affects the real property commonly known as 2105 Rutherford Road, Carlsbad, California 92008 (hereinafter referred to as the “Real Property” or the “Premises”) in connection with the Lender entering into the following agreements dated              and other agreements related thereto (hereinafter collectively referred to as the “Agreements”) with Genoptix, Inc., a Delaware Corporation (hereinafter jointly and severally referred to as “Borrower”), which Agreements, among other things were given by Borrower to Lender for the purpose of securing the repayment of all obligations and the performance of all duties now or hereafter owing by Borrower to Lender, of every kind and description (collectively the “Obligations”). Borrower is a tenant of Owner for the Premises pursuant to that certain lease agreement dated              (“Lease”). This Waiver does not amend any of the terms of the Agreements and reference is made to the Agreements for further information as to their terms.

Pursuant to the Agreements, Lender has loaned or may hereafter loan monies to Borrower secured by, among other collateral, Borrower’s now-owned and hereafter acquired goods, merchandise, inventory, equipment, furniture, furnishings, fixtures, trade fixtures, machinery and tools, together with all additions, substitutions, replacements, and improvements to the same (hereafter referred to as “Goods”), which Goods are or are to be located on and may be affixed to the Premises or improvements thereon.

Owner agrees as follows:

1. Goods Remain Personal Property The Goods shall at all times be and remain personal property, and the Goods shall not be deemed a fixture or part of the Real Property. Owner disclaims any interest in the Goods and will not assert any statutory or possessory lien against any of the Goods.

2. Notice of Default Owner will send to Lender by certified mail, at its address above, a copy of any written notice Owner sends to Borrower, at the same time as it sends such notice to Borrower, of a default by Borrower under the Lease, and allow Lender at Lender’s option, thirty (30) days from Lender’s receipt of such notice in which to cure or request Borrower to cure such default or to take possession of the Premises in accordance with Paragraph 3 below.

3. License to Lender Conditioned upon Lender’s performance of the items described in Paragraph 4, Owner grants Lender the option, as set forth below, to enter into possession of the Premises to do any or all of the following with respect to the Goods: inspect them, assemble them, have them appraised, display them, sever them, remove them, maintain them, prepare them for sale or lease, repair them, lease them, and transfer and/or sell them at one or more public auctions or private sales. Lender shall have the foregoing rights for a period of up to thirty (30) days (at Lender’s discretion and with Owner’s prior approval), following Lender obtaining possession of the Premises either by Borrower or Owner placing Lender in possession of the Premises or abandonment of the Premises by Borrower to Lender or otherwise, but in no event shall Lender be under any obligation to take possession of the Premises. Any extensions of the foregoing period shall be with the written consent of Owner. Lender shall repair prior to vacating the Premises, at its cost, any structural or cosmetic damage to the Premises caused by the removal of the Goods by Lender. In the event Lender does not remove said Goods from the Premises within the thirty (30) day period, or Lender fails to take possession of the Premises within ten (10) days after Owner’s notice of availability, Lender shall have no further right to said inventory and Owner will execute the right to distrain on the Goods as Owner deems necessary.

Landlord’s Waiver and Consent

4. Rent Payable By Lender If the rent payable from the Borrower to the Owner has not been paid for a period during which Lender may take possession of the Premises pursuant to Paragraph 3 above, then Owner shall condition Lender’s right to take or keep possession of the Premises upon Lender agreeing (within ten (10) days of Landlord’s request), in writing, to pay in advance such rent which is payable to Owner (prorated on a daily basis) for the actual number of days Lender is in possession of the Premises, up to 60 days or such longer period as may be agreed to in writing between Owner and Lender. Lender shall have no obligation to remedy any defaults of Borrower or to pay any share of real property taxes or other taxes, insurance, maintenance costs, or other sums payable by Borrower (whether or not denominated as “rent” in the Lease) for any period prior to Lender taking possession. No agreement by Lender to pay such rent shall be binding on Lender unless set forth in a written agreement signed by Lender. Lender’s failure to agree to pay such rent within ten (10) days of Landlord’s request shall cause this waiver and consent to terminate immediately.

5. General This Waiver and Consent shall continue until the earlier of such time as all Obligations have been paid and performed in full and Lender’s failure to take possession of the Premises within ten (10) days after Owner notifying Lender that it may take possession of the Premises. This Waiver and Consent shall be governed and controlled by, and interpreted under, the laws of the State of California and shall inure to the benefit of, and be binding upon, the successors, heirs and assigns of Owner and Lender.

DATED:	OWNER:	BLACKMORE RUTHERFORD INVESTMENT, A CALIFORNIA LIMITED PARTNERSHIP

By:
Allen Joseph Blackmore, Trustee of the Blackmore Family Trust, restated 1995, General Partner

EXHIBIT “C”

TENANT IMPROVEMENT AGREEMENT

This Tenant Improvement Agreement (“Agreement”) is entered into as of January 4, 2010, between Blackmore Rutherford Investment, a California limited partnership (“Lessor”), and Genoptix, Inc., a Delaware corporation (“Lessee”), in connection with the execution of the Standard Industrial/Commercial Single-Tenant Lease – Net between Lessor and Lessee executed simultaneously with this Agreement (“Lease”), who agree as follows:

1.	General.

a.

The purpose of this Agreement is to set forth how all the interior improvements in the Premises, including offices, employee services facilities, restroom facilities and warehouse areas and other alterations, additions and improvements to be described in the Plans approved by Lessor and Lessee in accordance with this Agreement (“Tenant Improvements”) are to be constructed, who will perform the construction of the Tenant Improvements, who will pay for the construction of the Tenant Improvements, and the time schedule for completion of the construction of the Tenant Improvements.

b.

The Premises have existing tenant improvements (“Existing Improvements”) and Lessee has approved and accepted the Existing Improvements. Lessor shall have no further obligation to make any improvements to the Premises. However, pursuant to Section 52 of the Lease, Lessor shall reimburse Lessee for up to $7,500 for any items that do not comply with the warranties contained in Sections 2.2 and 2.3 of the Lease.

c.	Except as defined in this Agreement to the contrary, all terms utilized in this Agreement shall have the same meanings as the defined terms in the Lease.

d.

This Agreement is attached to and incorporated into the Lease. To the extent that there is an inconsistency between the terms of the Lease to which this Agreement is attached and this Agreement, the terms of this Agreement shall prevail.

2.

Designer/Architect. The plans for the Tenant Improvements shall be prepared by Ferguson Pape Baldwin Architects or another design firm selected by Lessee (“Designer”) who is familiar with the design of the Building and with all applicable laws, statutes, codes, rules or regulations, together with such additional regulations and procedures promulgated by Lessor and delivered to Lessee within five (5) business days of the date of this Agreement, if any, (collectively, “Laws”), applicable to construction of the Tenant Improvements. Lessor hereby approves of Ferguson Pape Baldwin. Any other design firm selected by Lessee shall be subject to Lessor’s consent, which consent shall not be unreasonably withheld or conditioned, and which consent (or refusal to consent for reasonable reasons) shall be granted within three (3) business days after Lessee has submitted the name of the Designer to Lessor. This procedure shall be repeated until the Designer is finally approved by Lessor.

3.

Preparation of Plans and Construction Schedule for Tenant Improvements. Within two (2) business days after the full execution of the Lease (or within two (2) business days following selection and approval (or deemed approval) of a Designer, if no Designer has been selected and approved as of execution), Lessor shall provide accurate as-built drawings of the Premises to the Designer to complete the plans and specifications, and Lessee shall arrange for the construction of the Tenant Improvements in accordance with the following procedure:

a.

Lessee shall provide Designer with sufficient information to allow Designer to prepare a preliminary schematic layout of the facility. After Lessee has approved the preliminary schematic layout (the “Preliminary Layout”) in writing, the Preliminary Layout shall be presented to Lessor for approval (not to be

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unreasonably withheld or conditioned). Within three (3) business days of receipt, Lessor shall approve the Preliminary Layout, or designate by written notice to Lessee the specific changes required to be made to the Preliminary Layout, which Lessee shall direct Designer to accomplish. This procedure shall be repeated until the Designer is finally approved by Lessor. Following Lessor’s approval (or deemed approval) of the Preliminary Layout, Lessee shall direct Designer to prepare working drawings based on the Preliminary Layout (“Working Drawings”), which Working Drawings shall be delivered to Lessor and Lessee.

b.

Lessor shall approve such Working Drawings within five (5) business days of receipt or designate by written notice to Lessee the specific changes required to be made to the Working Drawings, which Lessee shall direct Designer to accomplish. This procedure shall be repeated until Lessor finally approves the Working Drawings. Concurrently with Lessor’s approval of the Working Drawings, Lessor shall notify Lessee if Lessee will be required to remove the Tenant Improvements and restore the Premises to its existing condition at the expiration or earlier termination of the Lease. If Lessor fails to so notify Lessee within the five (5) business day period, then Lessee shall be required to remove the Tenant Improvements at the expiration or earlier termination of the Lease.

c.

After Lessor has approved (or deemed to have approved) the Working Drawings. Lessee shall cause the Designer to submit to Lessor final Plans (“Plans”) which shall be defined as, and shall consist of, complete architectural plans (inclusive of Working Drawings) and specifications necessary to allow the Contractor to build the Tenant Improvements in accordance with the final Plans.

d.

Lessor shall approve such Plans within five (5) business days of receipt or designate by notice to Lessee the specific changes required to be made to such Plans, which Lessee shall direct Designer to make. This procedure shall be repeated until Lessor finally approves the Plans.

e.

Lessee shall be responsible for obtaining all governmental approvals of the Plans to the full extent necessary for the issuance of a building permit for the Tenant Improvements based upon such Plans. Thereafter, Lessee shall also cause to be obtained all other necessary approvals and permits from all governmental agencies having authority over the construction and installation of the Tenant Improvements in accordance with the approved Plans and shall undertake all steps necessary to insure that the construction of the Tenant Improvements is accomplished in compliance with all state or local laws, ordinances, rules and regulations applicable to such construction and the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Premises pursuant to the Lease, provided that Lessor delivers a copy of such requirements and standards to Lessee. Lessee (or its Contractor) shall carry course of construction insurance in form and substance that is commercially reasonable, and Lessee shall provide Lessor with a copy of such policy prior to commencing the construction in the Premises.

4.

Constitution of Tenant Improvements. Lessee shall make arrangements for Reno Contracting, Inc. (or such other reputable contractor with experience in San Diego County with similar projects selected by Lessee and reasonably approved by Lessor) (“Contractor”) to construct the Tenant Improvements as indicated on the Plans. Lessee shall also present the subcontractors for IIVAC, mechanical, plumbing and electrical for Lessors prior written approval. Lessor shall approve or reasonably disapprove of any such proposed Contractor or subcontractor within three (3) business days of Lessee’s submission. The construction of the Tenant Improvements shall be consistent with the quality and construction of the Building and industry custom and practice. Lessor or Lessor’s agents shall have the right (but not the obligation) to inspect the construction work to be conducted by Lessee during the progress thereof, it being the intent of the parties hereto that Lessor shall be reasonable in its inspection of the construction work conducted by Lessee and that Lessor shall recognize, to the extent commercially

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reasonable and practicable, the necessity of field changes based on field conditions. If Lessor shall give notice of faulty construction or any other deviation from the Plans, then Lessee shall cause Contractor to make corrections promptly. However, neither the privilege herein granted to Lessor to make such inspections, nor the making of such inspection by Lessor, shall operate as a waiver of any rights of Lessor to require good and workmanlike construction and improvements erected in accordance with the Plans.

5.

Supervision of Tenant Improvements. Lessee shall supervise Designer and Contactor in the completion of the Tenant Improvements. Lessor or Lessor’s agent shall have the right, but not the obligation, to attend the weekly contractor meetings.

6.

Cost of Tenant Improvements. The total cost of the Tenant Improvements (“Total Cost”) shall include all direct and indirect costs and expenses incurred relating to the Tenant Improvements as indicated by the Plans, as modified, including, without limitation, all direct and indirect costs related to the architectural, engineering and inspection fees, the costs of the Working Drawings and the Plans, payments made under all construction contracts, premiums for all bonds and insurance, all sales, use or similar taxes relating to the construction of the Tenant Improvements, permit fees and other governmental fees, blueprinting expenses and all other ordinary and reasonable expenses incurred applicable to the construction of the Tenant Improvements. Lessor shall not impose any charge for profit, overhead, supervision or general conditions payable to Lessor, its agents or its related entities in connection with the Tenant Improvements. Lessee shall have sole responsibility for the Total Cost. Lessee shall comply with the procedures described in Section 7.3(c) of the Lease with respect to the construction of the Tenant Improvements.

7.

Substantially Complete. Lessee shall cause Contractor to use reasonable efforts to complete all of the Tenant Improvements as soon as reasonably possible, but the actual date of Substantial Completion shall impact neither the Commencement Date nor the rental abatement period as described in Section 49 of the Lease. The term “Substantially Complete” means that Lessee has completed the Tenant Improvements pursuant to this Agreement, and that this work shall be deemed complete, notwithstanding the fact that minor details of construction, mechanical adjustments or decoration which do not materially interfere with Lessee’s use of the Premises remain to be performed (items normally referred to as “Punchlist” items). The actual Date of Substantial Completion shall be that date when Lessee and the Contractor certify that Tenant Improvements are substantially complete. The Premises shall be deemed Substantially Complete even though certain portions of the Premises, which do not interfere with Lessee’s efficient conduct of its business in the Premises, have not been fully completed, and even though Lessee’s furniture, telephones, telexes, telecopiers, photocopy machines, computers and other office machines or equipment have not been installed, the purchase and installation of which shall be Lessee’s sole responsibility. Lessee shall cause the Punchlist items, if any, to be corrected as soon as reasonably possible and practical. Whenever possible and practical, Lessee will utilize, for the construction of the Tenant Improvements, the items and materials designated in the Plans. However, whenever Lessee determines in its reasonable judgment that it is not practical or efficient to use such materials, then Lessee shall have the right, upon receipt of Lessor’s consent, which consent shall not be unreasonably withheld, conditioned or delayed, to substitute comparable items and materials that are consistent with the materials originally included within the Plans and/or the materials used to construct the Building. Upon the completion of the Tenant Improvements, Lessee shall supply Lessor with both the original of the signed-off “yellow card” issued by the City of Carlsbad evidencing that the City has approved the completion of the Tenant Improvements and a set of “as-built” plans for the Premises.

8.

Change Orders. If Lessee requests any changes to the Plans (“Change Order”), then Lessor shall not unreasonably withhold or condition its consent to any such Change Order, and Lessor shall grant its consent to such Change Order within three (3) business days following Lessor’s receipt of same, provided the Change Order does not materially adversely affect the Premises’ structure, systems, equipment or exterior appearance and does not result in the use of materials in the construction of the Tenant Improvements of a lesser quality than the materials currently in the Building. Lessee shall request Change

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Orders in writing consistent with the provisions of Section 3 of this Agreement. Lessor shall not be liable for any direct or indirect damages to Lessee as a result of delays in construction or delivery of the Premises to Lessee.

9.

No Lessor Liability. Lessor shall not be liable for any loss, cost, damage, or expense incurred or claimed by Lessee or any other person or party on account of the construction or installation of the Tenant Improvements or any other improvements to the Premises made by Lessee, except to the extent caused by Lessor’s gross negligence, recklessness or intentional acts. Lessee agrees and understands that Lessor shall neither be the guarantor of, nor responsible for, the correctness or accuracy of any Plans, the compliance of such Plans with applicable laws or the operation of the Tenant Improvements in the Premises. Lessor assumes no liability or responsibility resulting from the failure of the Lessee to comply with applicable governmental laws, codes and regulations or for any defect in any of the Tenant Improvements or other alterations to the Premises made by Lessee.

10.

Future Improvements by Lessee to the Premises. In the event that Lessee shall desire to perform additional improvements to the Premises during the term of the Lease or any extension thereof following the completion of the Tenant Improvements, Lessee shall construct such improvements in accordance with the terms and conditions of the Lease.

11.

Default. Any default by Lessee or Lessor under the terms of this Agreement, subject to applicable notice and cure periods, shall constitute a default under the Lease and shall entitle the other to exercise all remedies set forth in the Lease. The defaulting party shall have all rights to remedy such default pursuant to the provisions of the Lease.

12.

Reasonable Diligence. Both Lessor and Lessee agree to use reasonable diligence and cooperation in performing all of their respective obligations and duties under this Agreement and in proceeding with the construction and completion of all Tenant Improvements in the Premises.

13.

Bonding. Notwithstanding anything to the contrary set forth in the Lease, Lessee shall not be required to obtain or provide any completion or performance bond in connection with the construction of the Tenant Improvements.

14.	Unions. Lessee, in the exercise of its sole discretion, may utilize union or non-union contractors and/or subcontractors.

15.	Consent. Wherever a party’s consent or approval is required under this Agreement, if such party fails to respond within the specified time period, consent shall be deemed to have been given.

LESSOR:

BLACKMORE RUTHERFORD INVESTMENT,
a California limited partnership

By:	/s/ Allen Joseph Blackmore
Allen Joseph Blackmore, Trustee of the Blackmore Family Trust Restated 1995, General Partner

[signatures continue on next page]

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LESSEE:

GENOPTIX, INC. a Delaware corporation

By:	/s/ Tina S. Nova
Tina S. Nova, Ph. D.
Its:	President and CEO

By:	/s/ Christian V. Kuhlen
Christian V. Kuhlen, MD, Esq.
Its:	VP, General Counsel

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EXHIBIT D

SUBORDINATION, NON-DISTURBANCE AND

ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”), made and entered into as of this              day of         , 2010 by and between Great-West Life & Annuity Insurance Company, its successors and assigns, having offices at 8515 East Orchard Road – 3T2, Greenwood Village, Colorado 80111, Attention: Mortgage Investments (“Lender”), Blackmore Rutherford Investment, a California limited partnership, with offices at P. O. Box 1810, Rancho Santa Fe, CA 92067 (“Landlord”), and Genoptix, Inc., a Delaware corporation, with offices at 1811 Aston Avenue, Carlsbad, CA 92008 (“Tenant”).

W I T N E S S E T H

WHEREAS, pursuant to a certain AIR Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease – Net dated as of January 4, 2010, and a certain Addendum to Standard Industrial/Commercial Single-Tenant Lease – Net dated as of January 4, 2010 (hereinafter referred to as the “Lease”), Landlord leased and rented to Tenant certain premises located at 2105 Rutherford Road, Carlsbad, CA (the “Property”), which Property is more particularly described in Exhibit A attached hereto and made a part hereof;

WHEREAS, the Property is encumbered by a Deed of Trust with Assignment of Rents and Fixture Filing (the “Mortgage”) in favor of Lender as recorded on April 15, 1997 as DOC# 1997-0172919 in the Official Records of the San Diego County Recorder’s Office;

WHEREAS, pursuant to and under the terms set forth in the Mortgage, Landlord has assigned to Lender all of its right, title and interest in the Lease and the rents payable thereunder as security for the performance of its obligations secured by the Mortgage;

WHEREAS, Tenant, Landlord, and Lender desire hereby to establish certain rights, safeguards, obligations and priorities with respect to their respective interests by means of this Subordination, Non-Disturbance and Attornment Agreement;

NOW THEREFORE, for and in consideration of the premises and the mutual covenants and promises herein contained, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Tenant, Landlord, and Lender agree as follows:

1. The Lease and the rights of Tenant thereunder are and at all times hereafter shall be subject and subordinate to the lien of the Mortgage and to all of the terms, conditions and provisions thereof, to all advances made or to be made thereunder, to the full extent of the principal sum and interest thereon from time to time secured thereby, and to any renewal, substitution, extension, modification, consolidation, spreader or replacement thereof, including any increase in the indebtedness secured thereby or any supplements thereto, with the same force and effect as if the Mortgage had been executed, delivered and recorded prior to the execution and delivery of the Lease. In the event that Lender or any other person or entity that acquires title to the Property pursuant to the exercise of any remedy provided for in the Mortgage or by reason of the acceptance of a deed in lieu of foreclosure (Lender, and any other such person and their participants, successors and assigns being referred to herein as the “Purchaser”), Tenant covenants and agrees to attorn to and recognize and be bound to Purchaser as its new Landlord, and subject to the provision in Paragraph 2 of this Agreement, the Lease shall continue in full force and effect as a direct Lease between Tenant and Purchaser, except that, notwithstanding anything to the contrary herein or in the Lease, the provisions of the Mortgage will govern with respect to the disposition of proceeds of insurance policies and condemnation awards.

2. So long as the Lease is in full force and effect, the term of the Lease has commenced, the Tenant is in possession of the premises demised under the Lease, and Tenant is not in default under any provision of the Lease or this Agreement beyond applicable notice and cure periods, and no event has occurred which has continued to exist for a period of time (after notice, if any, required by the Lease) as would entitle Landlord to terminate the Lease or would cause without further action by Landlord, the termination of the Lease or would entitle Landlord to dispossess the Tenant thereunder:

a. The right of possession of Tenant to the leased premises shall not be terminated or disturbed by any steps or proceedings taken by Lender in the exercise of any of its rights under the Mortgage;

b. The Lease shall not be terminated or affected by said exercise of any remedy provided for under the Mortgage, and Lender hereby covenants that any sale by it of the Property pursuant to the exercise of any rights and remedies under the Mortgage or otherwise, shall be made subject to the Lease and the rights of Tenant thereunder.

3. In no event shall Lender or any other Purchaser be:

a. liable for any accrued obligation of, or any act or omission of, the Landlord or any prior landlord (except to the extent that a default is continuing);

b. liable for the return of any security deposit which was delivered to Landlord, but which was not subsequently delivered to Lender or any other Purchaser;

c. subject to any offsets, defenses or counterclaims which the Tenant might have against Landlord or any prior landlord;

d. bound by any payment of rent or additional rent which Tenant might have paid to Landlord or any prior landlord for more than the current month; or

e. bound by any action listed in Paragraph 7(a) through (f) below made without Lender’s or such other Purchaser’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

4. Neither Lender nor any Purchaser shall be obligated to undertake or complete any renovations, additions or capital improvements to the Property or the premises demised under the Lease, nor to pay or reimburse the cost of any construction or other special landlord work (either presently underway or hereafter to be undertaken, nor to make any repairs to the Property or to the premises demised under the Lease as a result of any fire or other casualty or by reason of condemnation unless the Lease requires the Landlord to do so and sufficient casualty insurance proceeds or condemnation awards have been received by the Lender or Purchaser, as the case may be, to pay for the completion of such repairs, and whether or not the same is set forth in the Lease or any other agreement), nor, so long as the Mortgage remains outstanding and unpaid, shall the proceeds of any insurance or condemnation awards be applied other than as provided for in the Mortgage.

5. Tenant agrees to give prompt written notice to Lender of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease or abate the rent payable thereunder, and agrees that notwithstanding any provision of the Lease, no notice of cancellation thereof given on behalf of

Tenant shall be effective unless Lender has received said notice and has failed within 60 days of the date of receipt thereof to cure Landlord’s default (which 60-day period shall run concurrently with any cure period afforded to Landlord under the Lease), or if the default cannot be cured within 60 days, has failed to commence and to diligently pursue the cure of Landlord’s default which gave rise to such right of cancellation or abatement. Tenant further agrees to give such notices to any successor of Lender, provided that such successor shall have given written notice to Tenant of its acquisition of Lender’s interest in the Mortgage and designated the address to which such notices are to be sent.

6. Tenant acknowledges that Landlord will execute and deliver to Lender an Assignment of Leases and Rents conveying the rentals under the Lease as additional security for the loan secured by the Mortgage, and Tenant hereby expressly consents to such Assignment.

7. Tenant agrees that it will not, without the prior written consent of Lender, which consent Lender shall not unreasonably withhold, delay or condition, do any of the following, and any such purported action without such consent shall be void as against Lender or any other Purchaser:

a. modify or amend or terminate the Lease, except as may be permitted or otherwise provided for pursuant to the provisions of the Lease;

b. or enter into any extensions or renewals thereof in such a way as to reduce the rent, accelerate rent payments, shorten the term of the Lease, or change any renewal option; or

c. prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof; or

d. tender or accept a surrender of the Lease or make a prepayment in excess of one month of rent thereunder; or

e. assign the Lease or sublet the premises demised under the Lease or any part thereof except pursuant to the provisions of the Lease; or

f. subordinate or permit subordination of the Lease to any lien other than the Mortgage.

8. Landlord hereby irrevocably authorizes and directs Tenant to pay to Lender, or to such person or firm designated by Lender, all rent and other monies due and to become due to Landlord under the Lease after notice from Lender to Tenant that there has occurred and is continuing an Event of Default under the Mortgage. Such receipt of rent by Lender or any other party shall not relieve Landlord of its obligations under the Lease, and Tenant shall continue to look to Landlord only for performance thereof. Tenant’s payment of rent to Lender shall satisfy Tenant’s obligation to pay rental under the Lease, notwithstanding any dispute between Lender and Landlord, and Landlord hereby releases Tenant from all liability, excepting Tenant fraud, to Landlord in connection with Tenant’s compliance with Lender’s written instructions. Tenant shall not be liable to Lender for rent paid to Landlord prior to receipt of Lender’s notice of an Event of Default under the Mortgage. No person or entity who exercises a right, arising under the Mortgage or any assignment of the Lease, to receive the rents, additional rents or other sums payable by Tenant under the Lease shall thereby become obligated to Tenant for the performance of any of the terms, covenants, conditions and agreements of Landlord under the Lease.

9. Tenant agrees that if Lender acquires title to the Property as a result of foreclosure of the Mortgage, the acceptance of a deed in lieu of such foreclosure, or obtaining control of the Property pursuant to the remedies contained in the Mortgage, the laws of the State of California, Tenant shall have no recourse to any assets of Lender and Tenant’s sole remedy against Lender for any act or omission in contravention of any provision of the Lease shall be to terminate the Lease without recourse against Lender. Lender’s acquisition of title to or control of the Premises in the manner aforesaid or the performing of any of the obligations of Landlord pursuant to the Lease shall not be construed as an assumption of said Lease by Lender. Furthermore, upon such acquisition, the Lease shall be modified to include the provisions contained herein notwithstanding any other provisions of said Lease.

10. Tenant, in order to induce Lender to enter into this Agreement, hereby affirms that:

a. Lender has received a full, true and complete copy of the Lease;

b. The Lease is in full force and effect and has not been modified; amended or terminated;

c. The annual base rent payable under the Lease, and all additional rent obligations, are as set forth in the Lease and all rents, additional rents and other sums due and payable under the Lease have been paid in full and no rents, additional rents or other sums payable under the Lease have been paid more than one (1) month in advance of the due dates thereof;

d. The Tenant has unconditionally accepted and occupied the entire space demised under the Lease and has commenced payment of the full rent under the Lease;

e. The commencement date of the Lease is January 4, 2010, and the primary term of the Lease expires on December 31, 2014;

f. Neither the Landlord nor Tenant has commenced any action to terminate the Lease or given or received any notice of default in respect of the Lease;

g. To the best of Tenant’s knowledge and belief, Landlord is not in default under any of Landlord’s obligations under the Lease;

h. Tenant has no present right of offset or defense against any rents, additional rents or other sums due or to become due under the Lease;

i. The Lease and this Agreement was duly authorized and entered into and constitutes the valid and binding obligation of Tenant and is enforceable in accordance with its provisions;

j. Tenant will, after notice from Lender, pay to Lender, or to such person or firm designated by Lender, all rent and other monies due and to become due to Landlord under the Lease;

k. Tenant has not prepaid any sums payable by Tenant under the Lease, other than one month’s rent; and

11. Tenant agrees to certify in writing to Lender, upon request, whether or not any default on the part of Landlord exists under the Lease and the nature of any such default.

12. The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of either party hereto. However, Tenant agrees to execute and deliver to Lender or to any person to whom Tenant herein agrees to attorn such other instruments as either shall request in order to evidence the full subordination of the Lease to the lien of the Mortgage and otherwise effectuate the provisions of this Agreement.

13. From and after payment in full of the loan secured by the Mortgage and the recordation of a release or satisfaction thereof, without the transfer of the Property to Lender as a Purchaser, this Agreement shall become void and of no further force or effect.

14. The term “Lender” as used herein shall include the successors and assigns of Lender and any person, party or entity which shall become the owner of the Property by reason of foreclosure of the Mortgage or the acceptance of a deed in lieu of a foreclosure of the Mortgage or otherwise. The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease. The term “Property” as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

15. The agreements herein contained shall be binding upon and shall inure to the benefit of the parties hereto, their respective participants, successors, and assigns, and, without limiting such, the agreements of Lender shall specifically be binding upon any Purchaser of the Property at foreclosure or at a sale under power.

16. This Agreement may not be modified other than by an agreement in writing signed by the parties hereto or their respective successors.

17. This Agreement may be signed in counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

18. If any term or provision of this Agreement shall to any extent be held invalid or unenforceable, the remaining terms and provisions hereof shall not be affected thereby, but each term and provision hereof shall be valid and enforceable to the fullest extent permitted by law.

19. All notices, demands or requests, and responses thereto, required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when sent by certified or registered mail, postage prepaid, return receipt requested, or nationwide commercial courier service, and addressed to the party as provided below or at such other place as such party may from time to time designate in a notice to the other parties. Any notice shall be effective three (3) business days after the letter transmitting such notice is certified or registered and deposited in the United States Mail, or, if delivery is by nationwide commercial courier service, one (1) business day after the letter transmitting such notice is delivered to such commercial courier service. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been given shall constitute receipt of the notice, demand or request sent. Any such notice if given to Lender shall be addressed as follows:

Great-West Life & Annuity Insurance Company

8515 East Orchard Road - 3T2

Greenwood Village, CO 80111

Attn: Mortgage Investments

if given to Tenant shall be addressed as follows:

Genoptix, Inc.

1811 Aston Avenue

Carlsbad, CA 92008

if given to Landlord shall be addressed as follows:

Blackmore Rutherford Investment

P.O. Box 1810

Rancho Santa Fe, CA 92067

20. This Agreement shall be governed by, and construed in accordance with, the laws of California.

[Signature pages to follow.]

IN WITNESS WHEREOF, Lender, Landlord, and Tenant have caused this instrument to be executed as of the day and year first above written.

TENANT: GENOPTIX, INC., a Delaware corporation

By:
Name:
Title:

[Remainder of Page Intentionally Left Blank]

LENDER: Great-West Life & Annuity Insurance Company, its successors and assigns

By:
Name:
Title:

By:
Name:
Title:

[Remainder of Page Intentionally Left Blank]

LANDLORD:

BLACKMORE RUTHERFORD INVESTMENT,

a California limited partnership

By:
Name:
Title:

[Remainder of Page Intentionally Left Blank]

STATE OF COLORADO	)
) ss:
COUNTY OF ARAPAHOE	)

Before me, a Notary Public in and for said County and State, personally appeared                          and                         , of The Canada Life Assurance Company, Canada Life Insurance Company of America, Canada Life Insurance Company of New York or Great-West Life & Annuity Insurance Company (“Lender”) a                          corporation, and acknowledged the execution of the foregoing instrument for and on behalf of said corporation.

Witness my hand and Notarial Seal this          day of                 , 2008.

Notary Public

My Commission Expires:

My address is: 8515 E. Orchard Road, Greenwood Village, CO 80111

STATE OF CALIFORNIA	)
) SS
COUNTY OF	)

On                         , before me,                                              , Notary Public, personally appeared                                                   who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Witness my hand and official seal.

[Seal]
(Signature)

STATE OF CALIFORNIA	)
) SS
COUNTY OF	)

On                         , before me,                                 , Notary Public, personally appeared                                          who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Witness my hand and official seal.

[Seal]
(Signature)

[Insert Notary Acknowledgement for Tenant/applicable state]

EXHIBIT “A”

(Legal Description)

ALL THAT CERTAIN REAL PROPERTY SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF SAN DIEGO, AND DESCRIBED AS FOLLOWS:

PARCEL A:

LOT 52 OF CARLSBAD TRACT NO. 85-24, UNIT NO. 4, IN THE CITY OF CARLSBAD, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 11811, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, MAY 19, 1987.

PARCEL B:

A NON-EXCLUSIVE EASEMENT FOR PEDESTRIAN AND VEHICULAR ACCESS, INGRESS, EGRESS AND TRAVEL TO AND FROM RUTHERFORD ROAD LYING WITHIN THAT PORTION OF LOT 37 OF CARLSBAD TRACT NO. 81-10, UNIT NO. 2A, ACCORDING TO MAP NO. 11134, AS FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO ON JANUARY 31, 1985. SAID EASEMENT BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

THE NORTHWESTERLY 15.00 FEET OF THE NORTHEASTERLY 50.00 FEET OF SAID LOT 37 OF MAP NO. 11134.